UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2019

EPSILON ENERGY LTD.

(Exact name of registrant as specified in charter)

Alberta, Canada	001-38770	98-1476367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

116701 Greenspoint Park Drive, Suite 195

Houston, Texas 77060

(Address of principal executive offices, including zip code)

(281) 670-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, no par value	EPSN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director

On May 20, 2019, Adrian Montgomery advised the Board of Directors (the “Board”) of Epsilon Energy Ltd. (the “Company”) of his intent to resign from the Board and the Audit Committee of the Board (the “Audit Committee”), effective immediately. Mr. Montgomery’s resignation did not result from a disagreement with the Company or any of its officers or other directors on any matter relating to the operations, policies or practices of the Company.

(d) Appointment of Director

On May 20, 2019, to fill the vacancy created by Mr. Montgomery’s resignation, the Board appointed Mr. Stephen Finlayson, effective immediately.  Mr. Finlayson will serve as a director with an initial term expiring at the Company’s 2019 Annual General Meeting of Shareholders, and Mr. Finlayson will stand for reelection at that time.  The Board determined that Mr. Finlayson is independent in accordance with the applicable rules of the NASDAQ Stock Market. The Board has also appointed Mr. Finlayson to serve as a member of the Audit Committee.

Mr. Finlayson is the founder and, since 2003, the Executive Chairman of Applied Manufacturing Technologies, an independent international consulting and project services company supporting operating companies in the downstream refining and chemicals industries.  Mr. Finlayson was the leader of the Information Management Division, and later the business unit leader for the Enterprise Solution Division of Aspen Technology Inc.

We believe that Mr. Finlayson is qualified to serve as a member of our Board as a result of his extensive experience in the oil and gas industry, including advanced control solutions in oil and gas production.

There have been no arrangements or understandings between Mr. Finlayson and any other person pursuant to which he was elected as a director. Mr. Finlayson is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Finlayson will receive cash and equity compensation for his services on the Board and any applicable committees, in accordance with the Company’s standard non-employee director compensation package as described in the Company’s definitive Proxy Statement dated May 21, 2019 and filed with the SEC on May 21, 2019, which description is incorporated into this Item 5.02 by reference.

A copy of the press release announcing Mr. Finlayson’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPSILON ENERGY LTD.

Date: May 24, 2019	By:	/s/ Michael Raleigh
Michael Raleigh
Chief Executive Officer